UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 7, 2010 (August 29, 2010)

Protalix BioTherapeutics, Inc.
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	001-33357 (Commission File Number)	65-0643773 (IRS Employer Identification No.)

2 Snunit Street Science Park, POB 455 Carmiel, Israel (Address of principal executive offices)	20100 (Zip Code)
Registrant’s telephone number, including area code +972-4-988-9488
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     On August 29, 2010, Protalix Ltd. (“Protalix”), a wholly-owned subsidiary of Protalix BioTherapeutics, Inc. (the “Company”), entered into an employment agreement with Tzvi Palash (the “Employment Agreement”), pursuant to which Mr. Palash will serve as the Company’s Chief Operating Officer. A description of the Employment Agreement is contained in Item 5.02 below, which is incorporated by reference into this Item 1.01.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     Protalix appointed Mr. Palash as its Chief Operating Officer, effective September 6, 2010. Pursuant to the Employment Agreement, Mr. Palash’s current monthly base salary is NIS 69,000 (approximately $18,000) and he is entitled to an annual discretionary bonus for performance subject to the sole discretion of the Company’s compensation committee. The monthly salary is subject to cost of living adjustments from time to time as may be required by law. The Board of Directors also approved a grant of options to purchase 160,000 shares of the Company’s common stock at an exercise price equal to $7.55 per share. The first 25% of such options shall vest on the first anniversary of the grant date and the remainder shall vest quarterly in 12 equal increments. The Employment Agreement is terminable by either party on 60 days’ written notice for any reason and we may terminate the agreement for cause without notice. Mr. Palash is entitled to be insured by Protalix under a Manager’s Policy in lieu of severance, company contributions towards vocational studies, annual recreational allowances, a company car, a company phone, a company laptop and lodging accommodations in the Carmiel area. Mr. Palash is entitled to 24 working days of vacation.
     Prior to joining Protalix, Mr. Palash, 54, from 2006 through 2010, served as a General Manager of ColBar LifeScience Ltd., a biotechnology company specializing in reconstructive medicine and tissue engineering that was acquired by a division of Johnson & Johnson in 2006. In that position, Mr. Palash served as a member of the Global Aesthetic Management Team at the Consumer Group of Johnson & Johnson. Prior to that, from 2001 through 2006, Mr. Palash served as the Vice President, Operations of ColBar LifeScience. Mr. Palash holds an M.Sc. in Biochemistry from the Hebrew University, Jerusalem, Israel, and a B.Sc. in Biology from the Tel Aviv University, Israel.
Item 8.01. Other Events
On September 7, 2010, the Company issued a press release announcing the hiring of Mr. Palash. A copy of the press release is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits
10.1	Employment Agreement by and between Protalix Ltd., and Tzvi Palash dated as of August 29, 2010.

99.1	Press release dated September 7, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTALIX BIOTHERAPEUTICS, INC.
Date: September 7, 2010	By:	/s/ David Aviezer
		Name:	David Aviezer, Ph.D.
		Title:	President and Chief Executive Officer

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